Exhibit 1.1

UNDERWRITING AGREEMENT

between

FGI INDUSTRIES LTD.

and

THE BENCHMARK COMPANY, LLC
as Representative of the Several Underwriters

UNDERWRITING AGREEMENT

New York, New York
January 24, 2022

The Benchmark Company, LLC

as Representative of the several Underwriters
named on Schedule 1 attached hereto

150 East 58th Street,
17th Floor New York
New York 10155

Ladies and Gentlemen:

The undersigned, FGI Industries Ltd., a Cayman Islands exempted company (the “Company”), hereby confirms its agreement (this “Agreement”) with The Benchmark Company, LLC (hereinafter referred to as “you” (including its correlatives) or the “Representative”), and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.             Purchase and Sale of Units.

1.1           Firm Units.

1.1.1        Nature and Purchase of Firm Units.

(i)            On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, an aggregate of 2,500,000 units (the “Firm Units”) consisting of (i) an aggregate of 2,500,000 ordinary shares, par value $0.001 per share (the “Firm Shares”) and (ii) warrants, exercisable to purchase an aggregate of 2,500,000 ordinary shares (the “Warrants”), which Warrants shall have an exercise price of $6.00, subject to adjustment as provided therein (the “Firm Warrants”).

(ii)            The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price of $5.58 per unit (93% of the per Firm Unit public offering price of $6.00), which shall be allocated as $5.5707 per Ordinary Share and $0.0093 per Warrant. The Firm Units are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof), which shall be allocated as $5.99 per Ordinary Share (the “Share Purchase Price”) and $0.01 per Warrant (the “Warrant Purchase Price”).

1.1.2        Units Payment and Delivery.

(i)            Delivery and payment for the Firm Units shall be made at 10:00 a.m., Eastern time, on the second (2nd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below) (or the third (3rd) Business Day following the Effective Date if the Registration Statement is declared effective after 4:01 p.m., Eastern time) or at such earlier time as shall be agreed upon by the Representative and the Company, at the offices of McGuireWoods LLP, 1251 Avenue of the Americas, 20th Floor, New York, NY 10020 (“Representative Counsel”), or at such other place (or remotely by electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Units is called the “Closing Date.”

(ii)           Payment for the Firm Units shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriters) representing the Firm Shares and Firm Warrants (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Shares and Firm Warrants shall each be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares and the Firm Warrants except upon tender of payment by the Representative for all of the Firm Units. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

1.2            Over-allotment Option.

1.2.1        Option Units. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Company hereby grants to the Underwriters an option to purchase (the “Over-allotment Option”), in the aggregate, up to 375,000 ordinary shares (the “Option Shares”) and Warrants to purchase up to 375,000 ordinary shares (the “Option Warrants” and, collectively with the Option Shares, the “Option Units”) which may be purchased in any combination of Option Shares and/or Option Warrants at the Share Purchase Price and/or the Warrant Purchase Price, respectively. The ordinary shares issuable upon exercise of the Firm Warrants and the Option Warrants, if any, are hereinafter referred to together as the “Warrant Shares.” The Firm Shares, the Firm Warrants, the Option Shares, the Option Warrants and the Warrant Shares are hereinafter referred to together as the “Public Securities.” The offering and sale of the Public Securities is hereinafter referred to as the “Offering.”

1.2.2        Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Closing Date. The Underwriters shall not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or electronic transmission setting forth the number of Option Shares and/or Option Warrants to be purchased and the date and time for delivery of and payment for such Option Shares and/or such Option Warrants (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Representative Counsel or at such other place (including remotely by electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Units does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Option Units, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Option Shares and/or Option Warrants specified in such notice and (ii) each of the Underwriters, acting severally and not jointly, shall purchase that portion of the total number of Option Shares and/or Option Warrants then being purchased as set forth in Schedule 1 opposite the name of such Underwriter.

1.2.3       Payment and Delivery. Payment for the Option Units shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Option Shares and/or Option Warrants (or, in each case, through the facilities of DTC) for the account of the Underwriters. The Option Shares and Option Warrants shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Units except upon tender of payment by the Representative for applicable Option Units.

1.3           Representative’s Warrant.

1.3.1        The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Closing Date and each Option Closing Date an option (“Representative’s Warrant”) for the purchase of an aggregate of number of the Company’s ordinary shares representing 2% of the number of Firm Shares or Option Shares sold in the Offering on such Closing Date or Option Closing Date, as applicable. The Representative’s Warrant agreement, in the form attached hereto as Exhibit A (the “Representative’s Warrant Agreement”), shall be exercisable, in whole or in part, commencing on a date that is 180 days after the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per Ordinary Share equal to the initial public offering price of the Firm Units, on a cashless basis. The Ordinary Shares issuable upon exercise thereof are hereinafter referred to together as the “Representative’s Securities.” The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representative’s Warrant Agreement and the underlying Ordinary Shares during the 180 days after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representative’s Warrant Agreement, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

1.3.2       Delivery. Delivery of the Representative’s Warrant Agreement shall be made on the Closing Date and each Option Closing Date, as applicable, and shall be issued in the name or names and in such authorized denominations as the Representative may request.

2.            Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1           Filing of Registration Statement.

2.1.1        Pursuant to the Securities Act. The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, and an amendment or amendments thereto, on Form S-1 (File No. 333-259457), including any related prospectus or prospectuses, for the registration of the offering and sale of the Public Securities and the Representative’s Securities under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Securities Act Regulations (the “Rule 430A Information”)), is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement has been declared effective by the Commission prior to or on the date hereof.

From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of, or Rule 163B under, the Securities Act.

Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated January 14, 2022, that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

“Applicable Time” means 4:30 p.m., Eastern time, on the date of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the Public Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Public Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule 2-B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Disclosure Package” means any Written Testing-the-Waters Communications (as hereinafter defined), any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule 2-A hereto, all considered together.

2.1.2        Pursuant to the Exchange Act. The Company’s ordinary shares, par value $0.001 per share (the “Ordinary Shares”), the Firm Warrants and the Option Warrants (together, the “Public Warrants”) are registered pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares or the Public Warrants under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

2.2            Stock Exchange Listing. The Ordinary Shares and the Public Warrants have been approved for listing on The Nasdaq Capital Market (the “Exchange”), subject only to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, delisting the Ordinary Shares or the Public Warrants from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.3            No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, has any state regulatory authority issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

2.4            Disclosures in Registration Statement.

2.4.1        Compliance with Securities Act and 10b-5 Representation.

(i)            Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission’s EDGAR filing system (“EDGAR”), except to the extent permitted by Regulation S-T promulgated under the Securities Act (“Regulation S-T”).

(ii)            Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriters’ Information (as defined below).

(iii)          The Pricing Disclosure Package, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus hereto does not conflict in any material respect with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus: (i) the table showing the number of securities to be purchased by each Underwriter; (ii) the paragraph immediately following the table showing the number of securities to be purchased by each Underwriter; (iii) the first sentence under the subheading titled “Determination of Offering Price”; (iv) the last paragraph under the subheading “Price Stabilization, Short Positions and Penalty Bids”; and (v) the paragraphs under the subheadings titled “Electronic Offer, Sale and Distribution of Shares” and “Other Relationships” (collectively, the “Underwriters’ Information”).

(iv)          Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

2.4.2        Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company or any Subsidiary is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company or any Subsidiary, and none of the Company, any Subsidiary nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the Company’s knowledge, performance by the Company or any Subsidiary of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental or regulatory agency, authority, body, entity or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations.

2.4.3        Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Preliminary Prospectus.

2.4.4        Regulations. The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign laws, rules and regulations relating to the Offering and the Company’s business as currently conducted or contemplated are correct and complete in all material respects and no other such laws, rules or regulations are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so disclosed.

2.4.5        No Other Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communications, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 3.2.

2.5            Changes After Dates in Registration Statement.

2.5.1        No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial position or results of operations of the Company or its Subsidiaries taken as a whole, nor any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company or its Subsidiaries taken as a whole (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company or its Subsidiaries, other than as contemplated pursuant to this Agreement; and (iii) no Named Executive Officer (as defined in Item 402 of Regulation S-K promulgated under the Securities Act) or director of the Company has resigned from any position with the Company.

2.5.2        Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.6            Disclosures in Commission Filings. None of the Company’s filings with, or other documents furnished to, the Commission contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has made all filings with the Commission required under the Exchange Act and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act Regulations”).

2.7            Independent Accountants. Marcum LLP (the “Auditor”), whose report is filed with the Commission as part of the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board. The Auditor has not, during the periods covered by the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.8            Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fairly present, in all material respects, the financial position and the results of operations of the Company and its consolidated Subsidiaries, taken as a whole, at the dates and for the periods stated therein; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations. The as adjusted financial information and the related notes, if any, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Securities Act Regulations and fairly present in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus discloses all off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being a subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries, or, other than in the ordinary course of business, any grants under any stock compensation plan, and (d) there has not been any Material Adverse Change in the Company’s long-term or short-term debt. The Company represents that it has no direct or indirect subsidiaries other than those listed in Exhibit 21.1 to the Registration Statement.

2.9            Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted capitalization set forth therein. Except as set forth in, or contemplated by, this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the Effective Date, as of the Applicable Time and on the Closing Date and any Option Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Ordinary Shares or any security convertible or exercisable into Ordinary Shares, or any contracts or commitments to issue or sell Ordinary Shares or any such options, warrants, rights or convertible securities.

2.10          Valid Issuance of Securities, etc.

2.10.1      Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no contractual rights of rescission or the ability to force the Company to repurchase such securities with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights, rights of first refusal or rights of participation of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Ordinary Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The offers and sales of the outstanding Ordinary Shares, options, warrants and other rights to purchase or exchange such securities for Ordinary Shares were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such Ordinary Shares, exempt from such registration requirements. Except for the Ordinary Shares outstanding as of the date hereof, the Company has no other shares of any other class of capital stock outstanding. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

2.10.2      Securities Sold Pursuant to this Agreement. The Public Securities and the Representative’s Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities and the Representative’s Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities and the Representative’s Securities has been duly and validly taken. The Ordinary Shares issuable upon exercise of the Representative’s Warrant and the Warrants have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and when paid for and issued in accordance with the Representative’s Warrant, the Representative’s Warrant Agreement and the Warrants, as applicable, such Ordinary Shares will be validly issued, fully paid and non-assessable. The Public Securities and the Representative’s Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.11         Registration Rights of Third Parties. No holders of any securities of the Company or any options, warrants, rights or other securities exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register the resale or reoffer of any such securities of the Company under the Securities Act or to include any such securities in the Registration Statement or any other registration statement to be filed by the Company.

2.12         Validity and Binding Effect of Agreements. The execution, delivery and performance of this Agreement, the Warrants and the Representative’s Warrant Agreement has been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.13         No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement, the Warrants, the Representative’s Warrant Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or material conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Company is a party or as to which any property of the Company is a party; (ii) result in any violation of the provisions of the Company’s Certificate of Incorporation (as the same have been amended or restated from time to time, the “Charter”) or the by-laws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Entity as of the date hereof.

2.14         No Defaults; Violations. No material default that cannot be cured exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject. The Company is not in violation of any term or provision of its Charter or by-laws, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Entity.

2.15         Corporate Power; Licenses; Consents.

2.15.1      Conduct of Business. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Subsidiaries have all requisite corporate power and authority, and has all necessary consents, authorizations, approvals, licenses, certificates, clearances, permits and orders and supplements and amendments thereto (collectively, “Authorizations”) of and from all Governmental Entities that they need as of the date hereof to conduct the business purpose of the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.15.2      Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all Authorizations required in connection therewith have been obtained. No Authorization of, and no filing with, any Governmental Entity, the Exchange or another body is required for the valid issuance, sale and delivery of the Public Securities and the Representative’s Securities and the consummation of the transactions and agreements contemplated by this Agreement and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except with respect to applicable Securities Act Regulations, state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.16         D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and Named Executive Officers immediately prior to the Offering (the “Insiders”) as supplemented by all information concerning the Insiders as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus provided to the Underwriters, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect.

2.17          Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company, any Subsidiary or, to the Company’s knowledge, any Named Executive Officer or director of the Company which has not been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, which is required to be disclosed therein.

2.18          Good Standing. The Company has been duly organized and is validly existing as an exempted company and is in good standing under the laws of the Cayman Islands as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change.

2.19         Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance (including, without limitation, as to directors and officers insurance coverage), with reputable insurers, in such amounts and covering such risks which the Company believes are adequate, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

2.20         Transactions Affecting Disclosure to FINRA.

2.20.1      Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

2.20.2      Payments Within Twelve (12) Months. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

2.20.3      Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.20.4      FINRA Affiliation. There is no (i) officer or director of the Company, (ii) to the Company’s knowledge, beneficial owner of 5% or more of any class of the Company’s securities or (iii) to the Company’s knowledge, beneficial owner of the Company’s unregistered equity securities who acquired any equity securities of the Company during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

2.20.5      Information. All information provided by the Company in its FINRA questionnaire to Representative Counsel specifically for use by Representative Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

2.21         Foreign Corrupt Practices Act. None of the Company, its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Entity (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not given in the past, might have had a Material Adverse Change; or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company and its Subsidiaries, taken as a whole. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company and its Subsidiaries to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.22         Compliance with OFAC. None of the Company, its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.23            Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

2.24         Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to Representative Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.25         Subsidiaries. All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not result in a Material Adverse Change. The Company’s ownership and control of each Subsidiary is as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.26         Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.

2.27         Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Pricing Prospectus and the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act, the Exchange Act Regulations, the Sarbanes-Oxley Act of 2002, as amended, and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the listing rules of the Exchange. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent,” as defined under the listing rules of the Exchange.

2.28         Sarbanes-Oxley Compliance.

2.28.1      Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and such controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and include controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

2.28.2      Compliance. The Company is and at the Applicable Time and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented such programs and has taken reasonable steps to ensure the Company’s compliance with all of the material provisions of the Sarbanes-Oxley Act applicable to the Company.

2.29         Accounting Controls. The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal controls. The Auditor and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

2.30         No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

2.31         No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

2.32          Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company and each of its Subsidiaries as currently carried on and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 2.32, reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.32, reasonably be expected to result in a Material Adverse Change; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.32, reasonably be expected to result in a Material Adverse Change; and (E) to the Company’s knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described therein. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

2.33         Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. There are no tax liens against the assets, properties or business of the Company or its Subsidiaries. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

2.34         ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

2.35          Compliance with Laws. Each of the Company and each Subsidiary: (A) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the business of the Company as currently conducted (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (B) has not received any warning letter, untitled letter or other correspondence or notice from any Governmental Entity alleging or asserting material noncompliance with any Applicable Laws or any Authorizations; (C) possesses all Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any activity conducted by the Company is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Entity is considering such action; and (F) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

2.36         Environmental Laws. Neither the Company nor any of its Subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any Subsidiary is or may otherwise be liable) is (i) in violation of any statute, any rule, regulation, decision or order of any Governmental Entity or any court, domestic or foreign, relating to the use, storage, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws or with respect to which there has been a discharge, emission or other release of any kind of such substance onto such property or the environment surrounding such property, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, in each case, which violation, contamination or release, liability or claim would, individually or in the aggregate, have a Material Adverse Change; and the Company is not aware of any pending investigation which might lead to such a claim nor is the Company or any of its Subsidiaries anticipating incurring any material capital expenditures relating to compliance with Environmental Laws.

2.37         Title to Property. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

2.38         Contracts Affecting Capital. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s or its Subsidiaries’ liquidity or the availability of or requirements for their capital resources required to be described or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus which have not been described or incorporated by reference as required.

2.39         Loans to Directors or Officers. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or its Subsidiaries to or for the benefit of any of the officers or directors of the Company, its Subsidiaries, or any of their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.40         Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the Effective Date and at the time of any amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Public Securities and at the Effective Date, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

2.41         Filer Status.

2.41.1     Smaller Reporting Company. As of the time of filing of the Registration Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations.

2.41.2      Emerging Growth Company. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the end of the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations, would be) required by the Securities Act to be delivered in connection with sales of the Public Securities.

2.42         Industry Data. The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

2.43         Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Ordinary Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

2.44         Dividends and Distributions. Except as disclosed in the Pricing Disclosure Package, the Registration Statement and the Prospectus, no Subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as may otherwise be provided in current loan or mortgage-related documents.

2.45          Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.46         Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of the offer and sale of any such securities under the Securities Act.

2.47          Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

3.            Covenants of the Company. The Company covenants and agrees as follows:

3.1            Amendments to Registration Statement. The Company shall deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or the Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2            Federal Securities Laws.

3.2.1        Compliance. The Company, subject to Section 3.2.2, shall comply with the requirements of Rule 430A of the Securities Act Regulations, and will during the period required to permit the completion of the distribution of the Public Securities as contemplated in this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed; (ii) of its receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Public Securities or the Representative’s Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Public Securities and the Representative’s Securities. The Company shall effect all filings required under Rule 424(b) of the Securities Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

3.2.2        Continued Compliance. The Company shall comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Public Securities as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Public Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of Representative Counsel or Company Counsel, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Representative notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or Representative Counsel shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within two (2) Business Days prior to the Applicable Time. The Company shall give the Representative notice of its intention to make any such filing from the Applicable Time until the later of the Closing Date and the exercise in full or expiration of the Over-allotment Option specified in Section 1.2 and will furnish the Representative with copies of the related document(s) a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or Representative Counsel shall reasonably object.

3.2.3        Exchange Act Registration. Until three (3) years after the date of this Agreement, the Company shall use its reasonable best efforts to maintain the registration of the Ordinary Shares and the Warrants (for so long as any Warrants remain outstanding) under the Exchange Act. During such three (3) year period, the Company shall not deregister the Ordinary Shares or the Warrants under the Exchange Act without the prior written consent of the Representative, unless, in the case of the Warrants, no such Warrants remain outstanding.

3.2.4        Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it shall not make any offer relating to the Public Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative shall be deemed to have consented to each Issuer General Use Free Writing Prospectus set forth in Schedule 2-B. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

3.2.5        Testing-the-Waters Communications. The Company has not distributed and, prior to the later to occur of the Closing Date and completion of distribution of the Public Securities, will not distribute any offering materials in connection with the offering and sale of the Public Securities, other than the Pricing Prospectus, the Prospectus and, subject to compliance with Section 3.2.4, any Issuer General Use Free Writing Prospectus. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule 2-B hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

3.3            Delivery to the Underwriters of Registration Statements. The Company has delivered or made available or shall deliver or make available to the Representative and Representative Counsel, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to each Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) upon receipt of a written request therefor from such Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.4            Delivery to the Underwriters of Prospectuses. The Company has delivered or made available or will deliver or make available to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.5            Effectiveness and Events Requiring Notice to the Representative. The Company shall use its best efforts to cause the Registration Statement to remain effective with a current prospectus until the later of (a) the passage of nine months after the Applicable Time and (b) the date on which the Representative’s Securities have all been issued upon exercise of the Representative’s Warrant or the Representative’s Warrant shall have expired by its terms, and shall notify the Representative promptly and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.5 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus untrue or that requires the making of any changes in (x) the Registration Statement in order to make the statements therein not misleading, or (y) in the Pricing Disclosure Package or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall make every reasonable effort to obtain promptly the lifting of such order.

3.6            Review of Financial Statements. For a period of three (3) years after the date of this Agreement, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the three (3) fiscal quarters immediately preceding the announcement of any quarterly financial information.

3.7            Listing. The Company shall use its reasonable best efforts to maintain the listing of the Ordinary Shares (including the Public Securities) and the Warrants (for so long as any Warrants remain outstanding) on the Exchange for at least three (3) years from the date of this Agreement.

3.8            Financial Public Relations. The Company has contracted with Vallum Advisors for distribution of press releases, webcasts, and for its investor relations website, and shall use such services, or the services of substantially similar providers, for a period of not less than two (2) years after the Effective Date.

3.9            Reports to the Representative.

3.9.1        Periodic Reports, etc. For a period of three (3) years after the date of this Agreement, the Company shall furnish or make available to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Current Report on Form 8-K prepared and filed by the Company; (iv) a copy of each registration statement filed by the Company under the Securities Act; (v) a copy of each report or other communication furnished to shareholders and (vi) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section 3.9.1. Any documents not filed with the Commission pursuant to its EDGAR system shall be delivered to The Benchmark Company, LLC, with a copy to Richard Messina, President.

3.9.2        Transfer Agent; Transfer Sheets. For a period of three (3) years after the date of this Agreement, the Company shall retain a transfer agent and registrar acceptable to the Representative (the “Transfer Agent”) and shall furnish to the Representative at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. Continental Stock Transfer and Trust Company is acceptable to the Representative to act as Transfer Agent for the Ordinary Shares and the Warrants.

3.9.3        Trading Reports. For a period of three (3) years after the date of this Agreement, during such time as the Public Securities are listed on the Exchange, the Company shall provide to the Representative, at the Company’s expense, such reports published by the Exchange relating to price trading of the Public Securities, as the Representative shall reasonably request.

3.10         Payment of Expenses

3.10.1      General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses related to the Offering, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the offering and sale of the Ordinary Shares to be sold in the Offering (including the Option Shares) with the Commission; (b) all Public Filing System filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Public Securities on the Exchange and such other stock exchanges as the Company and the Representative together determine, including any fees charged by DTC; (d) all fees, expenses and disbursements relating to background checks of the Company’s Named Executive Officers and directors, which fees shall not exceed $7,500; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Public Securities under the securities laws of such states or foreign jurisdictions as the Representative may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, this Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (g) the costs and expenses of a public relations firm; (h) the costs of preparing, printing and delivering certificates representing the Public Securities; (i) fees and expenses of the transfer agent for the Ordinary Shares; (j) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (k) the costs associated with one set of bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee shall provide within a reasonable time after the Closing Date in such quantities as the Representative may reasonably request; (l) the fees and expenses of the Company’s accountants; (m) the fees and expenses of the Company’s legal counsel, which fees and expenses shall not exceed $100,000, and other agents and representatives; (n) the fees and expenses of Representative Counsel; (o) the cost associated with the Underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for the Offering; and (p) the Underwriters’ actual accountable “road show” expenses for the Offering. Notwithstanding the foregoing, the Company’s obligations to reimburse the Representative for any out-of-pocket expenses actually incurred as set forth in the preceding sentence shall not exceed $125,000 in the aggregate, including, but not limited to, the legal fees and road show expenses as described therein but excluding the background check set forth in subsection (d) hereof. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or each Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Representative. The $50,000 advance previously paid to the Representative (the “Advance”) shall be applied towards the out-of-pocket expenses set forth in this Section 3.10 and any portion of the Advance shall be returned back to the Company to the extent not actually incurred. The Company further agrees that, in addition to the expenses payable pursuant to this Section 3.10, on the Closing Date and on the Option Closing Date, as applicable, it shall pay to the Representative, by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of Public Securities.

3.11         Company Lock-up. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, other than (1) the Public Securities to be sold hereunder, (2) the issuance of equity awards to acquire Ordinary Shares via exercise or vesting granted pursuant to the Company’s benefit plans existing on the date hereof that are referred to in the Prospectus, as such plans may be amended, (3) the issuance of Ordinary Shares upon the exercise or vesting of any equity awards granted pursuant to the Company’s benefit plans existing on the date hereof that are referred to in the Prospectus, as such plans may be amended, or (4) the filing of any registration statement on Form S-8 or a successor form thereto relating to the Ordinary Shares granted pursuant to or reserved for issuance under the Company’s benefit plans. Notwithstanding the foregoing, if (A) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (B) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Section 3.11 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representative of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

3.12         Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3.13         Delivery of Earnings Statements to Security Holders. The Company shall make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the date of this Agreement, an earnings statement (which need not be certified by an independent registered public accounting firm unless required by the Securities Act or the Securities Act Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve (12) consecutive months beginning after the date of this Agreement.

3.14         Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

3.15         Internal Controls. The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurance: (i) that financial reporting and the preparation of financial statement for external purposes are prepared in accordance with GAAP, (ii) that records are maintained in such reasonable detail as to accurately and fairly reflect the transactions and dispositions of the assets of the Company, (iii) that transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iv) regarding the prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

3.16         Accountants. As of the date of this Agreement, the Company has retained an independent registered public accounting firm, as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board, reasonably acceptable to the Representative, and the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three (3) years after the date of this Agreement. The Representative acknowledges that the Auditor is acceptable to the Representative.

3.17         FINRA. For a period of 90 days from the later of the Closing Date or the Option Closing Date, the Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 5% or more of any class of the Company’s securities or (iii) any beneficial owner of the Company’s unregistered equity securities which were acquired during the 180 days immediately preceding the filing of the Registration Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

3.18         No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.19         Blue Sky Qualifications. The Company shall use its reasonable best efforts, in cooperation with the Underwriters, if necessary, to qualify the Public Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Public Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.20         Reporting Requirements. The Company, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Public Securities as may be required under Rule 463 under the Securities Act Regulations.

3.21         Press Releases. Prior to the Closing Date and any Option Closing Date, the Company shall not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, which consent shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

3.22         Sarbanes-Oxley. The Company shall at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

3.23         IRS Forms. If requested by the Representative, the Company shall deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

4.            Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Public Securities, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and each Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following conditions:

4.1           Regulatory Matters.

4.1.1        Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement has become effective not later than 5:30 p.m., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at each of the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been issued and no proceedings for any of those purposes shall have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) under the Securities Act Regulations (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A under the Securities Act Regulations.

4.1.2        FINRA Clearance. On or before the date of this Agreement, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3        Exchange Clearance. On the Closing Date, the Public Securities shall have been approved for listing on the Exchange, subject only to official notice of issuance.

4.2            Company Counsel Matters.

4.2.1        Closing Date Opinion of Counsel. On the Closing Date, the Representative shall have received the favorable opinions of Faegre Drinker Biddle & Reath LLP (“Company Counsel”), counsel to the Company, and Travers Thorp Alberga (“Travers”), as special Cayman Islands counsel to the Company, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

4.2.2        Option Closing Date Opinions of Counsel. On the Option Closing Date, if any, the Representative shall have received the favorable opinions of each of Company Counsel and Travers, dated the Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by such counsel in its opinion delivered on the Closing Date.

4.2.3        Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Representative Counsel if requested. The opinions of Company Counsel and Travers and any opinion relied upon by Company Counsel and Travers shall include a statement to the effect that it may be relied upon by Representative Counsel in its opinion delivered to the Underwriters.

4.3           Comfort Letters.

4.3.1        Comfort Letter. At the time this Agreement is executed the Representative shall have received a comfort letter from the Auditor containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, addressed to the Representative and in form and substance satisfactory in all respects to the Representative and to Representative Counsel from the Auditor, dated as of the date of this Agreement.

4.3.2        Bring-down Comfort Letter. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received from the Auditor a letter, dated as of the Closing Date or the Option Closing Date, as applicable, to the effect that the Auditor reaffirms the statements made in the letter furnished pursuant to Section 4.3.1, except that the specified date referred to shall be a date not more than three (3) Business Days prior to the Closing Date or the Option Closing Date, as applicable.

4.4            Officers’ Certificates.

4.4.1       Officers’ Certificate. The Company shall have furnished to the Representative a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Chief Executive Officer or Executive Chairman and its Chief Financial Officer stating on behalf of the Company and not in an individual capacity that (i) such officers have carefully examined the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date) did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), any Issuer Free Writing Prospectus as of its date and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus, (iii) as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (or any Option Closing Date if such date is other than the Closing Date), and (iv) there has not been, subsequent to the date of the most recent audited financial statements included in the Pricing Disclosure Package, a Material Adverse Change.

4.4.2            Secretary’s Certificate. At each of the Closing Date and Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying on behalf of the Company and not in an individual capacity: (i) that each of the Charter and Bylaws is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5           No Material Changes. Prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no Material Adverse Change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may reasonably be expected to cause a Material Adverse Change, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and none of the Registration Statement, the Pricing Disclosure Package nor the Prospectus, nor any amendment or supplement thereto, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6           Delivery of Agreements.

4.6.1        Lock-Up Agreements. On or before the date of this Agreement, the Company shall have delivered to the Representative executed copies of the Lock-Up Agreements in substantially the form attached hereto as Exhibit B from each of the persons listed in Schedule 3 hereto.

4.6.2        Representative’s Warrant Agreement. On the Closing Date and each Option Closing Date, as applicable, the Company shall have delivered to the Representative executed copies of the Representative’s Warrant Agreement.

4.7            Additional Documents. At the Closing Date and at each Option Closing Date (if any) Representative Counsel shall have been furnished with such documents and opinions as they may require for the purpose of enabling Representative Counsel to deliver an opinion to the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Public Securities and the Representative’s Securities as herein contemplated shall be satisfactory in form and substance to the Representative and Representative Counsel.

5.            Indemnification.

5.1            Indemnification of the Underwriters.

5.1.1        General. Subject to the terms and conditions below, the Company shall indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives, partners, shareholders, affiliates, counsel and agents and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”), against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter Indemnified Parties and the Company or between any of the Underwriter Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities and the Representative’s Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange or any other national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Underwriters’ Information.

5.1.2        Procedure. If any action is brought against an Underwriter Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter Indemnified Party) and payment of actual expenses. Such Underwriter Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter Indemnified Party unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have been advised by its counsel that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter Indemnified Parties who are party to such action (in addition to local counsel) shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter Indemnified Party shall assume the defense of such action due to the failure of the Company to do so as required by this Section 5.1.2, the Company shall have the right to approve the terms of any settlement of such action, which approval shall not be unreasonably withheld.

5.2            Indemnification of the Company. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to such losses, liabilities, claims, damages and expenses (or actions in respect thereof) which arise out of or are based upon untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Underwriters’ Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Public Securities or in connection with the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

5.3            Contribution.

5.3.1        Contribution Rights. If the indemnification provided for in this Section 5 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 5.1 or 5.2 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and each of the Underwriters, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total proceeds from the Offering purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discount and commissions received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of any Underwriter for use in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 5.3.1 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 5.3.1, shall be deemed to include, for purposes of this Section 5.3.1, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 5.3.1 no Underwriter shall be required to contribute any amount in excess of the total discount and commission received by such Underwriter in connection with the Offering less the amount of any damages which such Underwriter has otherwise paid or becomes liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.3.2            Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available. The Underwriters’ obligations to contribute as provided in this Section 5.3 are several and in proportion to their respective underwriting obligation, and not joint.

6.            Default by an Underwriter

6.1            Default Not Exceeding 10% of Firm Units or 10% of Option Shares and/or Option Warrants. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or, if the Over-allotment Option is exercised hereunder, Option Shares or Option Warrants, and if the number of the Firm Units or Option Shares and/or Option Warrants with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Shares and/or Option Warrants that all Underwriters have agreed to purchase hereunder, then such Firm Units, Option Shares and/or Option Warrants to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2            Default Exceeding 10% of Firm Units or 10% of Option Shares and/or Option Warrants. In the event that the default addressed in Section 6.1 relates to more than 10% of the Firm Units or 10% of the Option Shares or Option Warrants, the Representative may in its discretion arrange for itself or for another party or parties to purchase such Firm Units or such Option Shares and/or Option Warrants to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Units or more than 10% of the Option Shares and/or Option Warrants, the Representative does not arrange for the purchase of such Firm Units or the Option Shares and/or Option Warrants, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Representative to purchase said Firm Units or said Option Shares and/or Option Warrants on such terms. In the event that neither the Representative nor the Company arrange for the purchase of the Firm Units or the Option Shares and/or Option Warrants to which a default relates as provided in this Section 6, this Agreement will automatically be terminated without liability on the part of the Company (except as provided in Sections 3.10 and 5 hereof) or the several Underwriters (except as provided in Section 5); provided, however, that if such default occurs with respect to the Option Shares and/or Option Warrants, this Agreement will not terminate as to the Firm Units; and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

6.3            Postponement of Closing Date. In the event that the Firm Units or the Option Shares and/or Option Warrants to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that in the opinion of Representative Counsel may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Firm Units or such Option Shares and/or Option Units.

7.             Right of First Refusal. Provided that the Firm Units are sold in accordance with the terms of this Agreement, (i) the Representative shall have an irrevocable right of first refusal, for a period of 12 months after the date the Offering is completed, to act as lead or joint-lead investment banker, lead or joint book-runner and/or lead or joint placement agent, at the Representative’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity-linked financings (each, a “Subject Transaction”), during such 12-month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the Representative for such Subject Transactions; and (ii) Northland Securities, Inc. (“Northland”) shall have an irrevocable right of first refusal, for a period of 12 months after the date the Offering is completed, to act as co-manager or co-placement agent, at Northland’s sole and exclusive discretion, for each and every future Subject Transaction. The rights of first refusal described in clauses (i) and (ii) are each referred to herein as a “Right of First Refusal.” For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the Representative.

The Company shall notify the Representative and Northland of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof to the Representative. If the Representative and Northland each fail to exercise its Right of First Refusal with respect to any Subject Transaction within 10 Business Days after the giving of such written notice, then neither the Representative nor Northland shall have any further claim or right with respect to the Subject Transaction. Each of the Representative and/or Northland may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by the Representative or Northland shall not adversely affect the Right of First Refusal of such person with respect to any other Subject Transaction during the 12-month period agreed to above.

8.             Effective Date of this Agreement and Termination Thereof.

8.1            Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

8.2            Termination. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representative’s opinion will in the immediate future materially disrupt, general securities markets in the United States; (ii) if trading on the New York Stock Exchange or the Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; (iii) if the United States shall have become involved in a new war or an increase in major hostilities; (iv) if a banking moratorium has been declared by a New York State or federal authority; (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Firm Units or Option Shares and/or Option Warrants; (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder; or (viii) if the Representative shall have become aware after the date hereof of a Material Adverse Change, or an adverse material change in general market conditions as in the Representative’s reasonable judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Underwriters for the sale of the Public Securities.

8.3           Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

8.4           Representations, Warranties, Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Public Securities.

9.             Miscellaneous.

9.1           Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by electronic mail (email) and confirmed and shall be deemed given when so delivered or sent via email and confirmed or if mailed, two (2) days after such mailing.

If to the Representative:

The Benchmark Company, LLC

150 East 58th Street, 17th Floor

New York, NY 10155

Attn: Richard Messina, President

with a copy (which shall not constitute notice) to:

McGuireWoods LLP

1251 Avenue of the Americas, 20th Floor

New York, NY 10020

Attn:      Stephen E. Older, Esq.
David S. Wolpa, Esq.

Email:      solder@mcguirewoods.com

dwolpa@mcguirewoods.com

If to the Company:

FGI Industries Ltd.

906 Murray Road

East Hanover, NJ 07869

Attn:       John Chen, Executive Chairman

Email:      JohnC@foremostgroups.com

with a copy (which shall not constitute notice) to:

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 S. Seventh Street

Minneapolis, MN 55402

Attn:       James M. Fischer

Jonathan R. Zimmerman

Email:      james.fischer@faegredrinker.com

jon.zimmerman@faegredrinker.com

9.2            Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3            Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4            Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5            Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, Northland (solely with respect to Section 7), the Company and the controlling persons, directors and officers referred to in Section 5, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.6            Governing Law; Consent to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.7            Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8            Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

FGI INDUSTRIES LTD.

By:	/s/ John Chen
Name:	John Chen
Title:	Executive Chairman

Confirmed as of the date first written above mentioned, on behalf of itself and as Representative of the several Underwriters named on Schedule 1 hereto:

THE BENCHMARK COMPANY, LLC

By:	/s/ John J. Borer III
Name:	John J. Borer III
Title:	Senior Managing Director

[SIGNATURE PAGE]

FGI INDUSTRIES LTD. - UNDERWRITING AGREEMENT

SCHEDULE 1

Underwriter	Total Number of Firm Units to be Purchased	Number of Option Shares and Option Warrants to be Purchased if the Over- Allotment Option is Fully Exercised
The Benchmark Company, LLC	1,500,000	225,000
Northland Securities, Inc.	1,000,000	150,000

TOTAL	2,500,000	375,000

Schedule 1

SCHEDULE 2-A

Pricing Information

Number of Firm Shares: 2,500,000

Number of Firm Warrants: 2,500,000

Number of Option Shares: 375,000

Number of Option Warrants: 375,000

Public Offering Price per Unit: $6.00

Underwriting Discount per Unit: $0.42

Proceeds to Company per Share (before expenses): $5.58

Schedule 2-A

SCHEDULE 2-B

Issuer General Use Free Writing Prospectuses and Written Testing-the-Waters Communications

1.            Written Testing-the-Waters Communications approved for use in 2021

2.            Free Writing Prospectus filed with the Commission on January 3, 2022

Schedule 2-B

SCHEDULE 3

Lock-up Parties

1.	David Bruce

2.	John Chen

3.	Perry Lin

4.	Bob Kermelewicz

5.	Jennifer Earl

6.	Norman Kroenke

7.	Todd Heysse

8.	Kellie Zesch Weir

9.	Jae Chung

10.	Foremost Groups Ltd.

Schedule 2-B

EXHIBIT A

Form of Representative’s Warrant Agreement

THE REGISTERED HOLDER OF THIS WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT THIS WARRANT SHALL NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THE SECURITIES FOR A PERIOD OF ONE HUNDRED EIGHTY (180 DAYS) IMMEDIATELY FOLLOWING THE EFFECTIVE DATE, AS HEREAFTER DEFINED. THIS WARRANT IS NOT EXERCISABLE AFTER [•], 2027.

WARRANT

FOR THE PURCHASE OF

[•] ORDINARY SHARES OF

FGI INDUSTRIES LTD.

[•], 2022

1.            Purchase Option.

THIS CERTIFIES THAT, The Benchmark Company, LLC (“Holder”), as registered owner of this Warrant, is entitled, at any time or from time to time commencing six months from the date hereof (the “Commencement Date”), and at or before 5:00 p.m., New York City local time, [•], 2027 (“Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [•] ordinary shares (“Shares”) of the $0.001 par value Ordinary Shares (“Ordinary Shares”) of FGI Industries Ltd. (“Company”). If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Warrant. This Warrant is initially exercisable at $[•] per Ordinary Share so purchased; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean $[__]1 or the adjusted exercise price, depending on the context.

2.            Exercise.

2.1            Exercise Form. In order to exercise this Warrant, the exercise form (the “Exercise Form”) attached hereto must be duly executed and completed and delivered to the Company, together with this Warrant and payment of the Exercise Price for the Shares being purchased payable in cash or by certified check or official bank check or wire transfer. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., New York City local time, on the Expiration Date this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

1 The initial public offering price per share to the public.

2.2           Cashless Exercise.

2.2.1        Determination of Amount. In lieu of the payment of the Exercise Price multiplied by the number of Shares for which this Warrant is exercisable (and in lieu of being entitled to receive Shares) in the manner required by Section 2.1, the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Warrant into a number of Shares (“Cashless Exercise Right”) equal to the product of (i) X and (ii) the quotient obtained by dividing [A-B] by (A):

(A)	= as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Exercise Form if such Exercise Form is (1) both executed and delivered pursuant to Section 2.1 on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2.1 on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Exercise Form or (z) the Bid Price of the Ordinary Shares on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Exercise Form if such Exercise Form is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2.1, which Bid Price shall be shown on supporting documents provided by the Holder to the Company within two Trading Days of delivery of the Exercise Form, or (iii) the VWAP on the date of the applicable Exercise Form if the date of such exercise form is a Trading Day and such Exercise Form is both executed and delivered pursuant to Section 2.1 after the close of “regular trading hours” on such Trading Day;

(B)	= the Exercise Price, as adjusted hereunder; and

(X)	= the number of Shares that would be issuable upon exercise of this Warrant to the extent being exercised in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on a Trading Market, the bid price of the Ordinary Shares for the time in question (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Ordinary Shares so reported, or (d) in all other cases, the fair market value of an Ordinary Share as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Ordinary Shares then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Trading Day” means a day on which the Ordinary Shares are traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Ordinary Share so reported, or (d) in all other cases, the fair market value of an Ordinary Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Ordinary Shares then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

2.2.2        Mechanics of Cashless Exercise. The Cashless Exercise Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering the Warrant with the duly executed Exercise Form attached hereto with the cashless exercise section completed to the Company, exercising the Cashless Exercise Right and specifying the total number of Shares the Holder will purchase pursuant to such Cashless Exercise Right.

2.3            No Obligation to Net Cash Settle. Notwithstanding anything to the contrary contained in this Warrant, in no event will the Company be required to net cash settle the exercise of the Warrant. The holder of the Warrant will not be entitled to exercise the Warrant unless a registration or offering statement is effective or qualified, or an exemption from the registration or offering requirements is available at such time and, if the holder is not able to exercise the Warrant, the Warrant will expire worthless.

3.            Transfer.

3.1            General Restrictions. The registered Holder of this Warrant, by its acceptance hereof, agrees that it will not sell, transfer, assign, pledge or hypothecate this Warrant for a period of one hundred eighty (180) days from effective date (the “Effective Date”) of the Company’s registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (file number 333-259457) to anyone other than (i) a sales agent or selected dealer in connection with the public offering, or (ii) a bona fide officer or partner of such sales agent or selected dealer. Additionally, pursuant to Rule 5110(g), the Warrant (and the Shares underlying this Warrant) will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the Effective Date. On and after the 181-day anniversary of the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five business days transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2            Restrictions Imposed by the Act. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

4.            New Warrants to be Issued.

4.1            Partial Exercise or Transfer. Subject to the restrictions in Section 3, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

4.2            Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.            Adjustments.

5.1            Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Shares underlying the Warrant shall be subject to adjustment from time to time as hereinafter set forth:

5.1.1       Stock Dividends - Split-Ups. If after the date hereof, and subject to the provisions of Section 5.2 below, the number of outstanding Ordinary Shares is increased by a stock dividend payable in Ordinary Shares or by a split-up of Ordinary Shares or other similar event, then the number of Ordinary Shares underlying each of the Shares purchasable hereunder shall be increased in proportion to such increase in outstanding shares. In such event the Exercise Price shall be proportionately decreased.

5.1.2       Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 5.2, the number of outstanding Ordinary Shares is decreased by a consolidation, combination or reclassification of Ordinary Shares or other similar event, then the number of Ordinary Shares underlying each of the Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares. In such event the Exercise Price shall be proportionately increased.

5.1.3       Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Ordinary Shares other than a change covered by Section 5.1.1 or 5.1.2 hereof or that solely affects the par value of such Ordinary Shares, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Ordinary Shares of the Company obtainable upon exercise of this Warrant immediately prior to such event; and if any reclassification also results in a change in Ordinary Shares covered by Section 5.1.1 or 5.1.2, then such adjustment shall be made pursuant to Sections 5.1.1, 5.1.2 and this Section 5.1.3. The provisions of this Section 5.1.3 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

5.1.4        Changes in Form of Warrant. This form of Warrant need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

5.2            Substitute Warrant. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Ordinary Shares), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental Warrant providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of Ordinary Shares of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Warrant shall provide for adjustments which shall be identical to the adjustments provided in Section 5. The above provision of this Section shall similarly apply to successive consolidations or mergers.

5.3            Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Ordinary Shares upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Ordinary Shares or other securities, properties or rights.

6.            Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Ordinary Shares, solely for the purpose of issuance upon exercise of this Warrant, such number of Ordinary Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, all Ordinary Shares shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as this Warrant shall be outstanding, the Company shall use its best efforts to cause all Shares issuable upon exercise of this Warrant to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on the OTC Market or any successor trading market) on which the Shares issued to the public in connection the Company’s registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (file number 333-259457) may then be listed and/or quoted.

7.            Certain Notice Requirements.

7.1            Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of this Warrant and its exercise, any of the events described in Section 7.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

7.2            Events Requiring Notice. The Company shall be required to give the notice described in this Section 7 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Ordinary Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed, or (iv) if the Company shall deliver a notice to the Holder pursuant to Section 5.

7.3            Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the number of Shares and Exercise Price pursuant to Section 5, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s President or Chief Financial Officer.

7.4            Transmittal of Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by electronic mail (email) and confirmed and shall be deemed given when so delivered or sent via email and confirmed or if mailed, two (2) days after such mailing:

(i) if to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company, with a copy to:

McGuireWoods LLP

1251 Avenue of the Americas, 20th Floor

New York, NY 10020

Attn:       Stephen E. Older, Esq.
        David S. Wolpa, Esq.

Email:      solder@mcguirewoods.com

dwolpa@mcguirewoods.com

or (ii) if to the Company, to the following address or to such other address as the Company may designate by notice to the Holders:

FGI Industries Ltd.

906 Murray Road

East Hanover, NJ 07869

Attn:      John Chen, Executive Chairman

Email:      [•]

With a copy to:

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 S. Seventh Street

Minneapolis, MN 55402

Attn:       James M. Fischer

Jonathan R. Zimmerman

Email:      james.fischer@faegredrinker.com

jon.zimmerman@faegredrinker.com

8.            Miscellaneous.

8.1            Amendments. The Company and the Holder may from time to time supplement or amend this Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Holder may deem necessary or desirable and that the Company and the Holder deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

8.2            Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

8.3            Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

8.4            Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

8.5            Governing Law; Submission to Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 7.4. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

8.6            Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach or non-compliance.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date first set forth above.

FGI Industries Ltd.

By:
Name:
Title:

Form to be used to exercise Warrant:

FGI Industries Ltd.

906 Murray Road

East Hanover, NJ 07869

Attn:      John Chen, Executive Chairman

Date: __________, 202__

The undersigned hereby elects irrevocably to exercise all or a portion of the within Warrant and to purchase _______Ordinary Shares of FGI Industries Ltd. and hereby makes payment of $ ______ (at the rate of $ ________ per Share) in payment of the Exercise Price pursuant thereto. Please issue the Ordinary Shares as to which this Warrant is exercised in accordance with the instructions given below.

or

The undersigned hereby elects irrevocably to convert its right to purchase ____________ Shares purchasable under the within Warrant by surrender of the unexercised portion of the attached Warrant (with a value based of $ ____________ based on a market price of $__________). Please issue the Shares as to which this Warrant is exercised in accordance with the instructions given below.

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name

(Print in Block Letters)

Address

Form to be used to assign Warrant:

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Warrant):

FOR VALUE RECEIVED, ______________________does hereby sell, assign and transfer unto ____________ the right to purchase ____________ Ordinary Shares of FGI Industries Ltd. (“Company”) evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: ________, 202_

Signature

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

EXHIBIT B

Form of Lock-Up Agreement

THE BENCHMARK COMPANY, LLC

150 East 58th Street,

17th Floor New York

New York 10155

Re: FGI Industries Ltd. – Initial Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as the representative (the “Representative”) of the several underwriters named therein, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with FGI Industries Ltd., a Cayman Islands exempt company (the “Company”), relating to a proposed offering (the “Offering”) of the Company’s ordinary shares, par value $0.001 per share (the “Ordinary Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the foregoing, and in order to induce you to participate in the Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), the undersigned will not, during the period (the “Lock-Up Period”) beginning on the date hereof and ending on, but including, the date 180 days after the effective date of the registration statement relating to the Offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, whether any transaction described in any of the foregoing is to be settled by delivery of Ordinary Shares, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

Notwithstanding the foregoing, the restrictions set forth in the above shall not apply to (a) (i) transfers of Ordinary Shares as a bona fide gift or gifts, (ii) transfers or dispositions of the undersigned's Ordinary Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) transfers or dispositions of the undersigned's Ordinary Shares by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or other court order, (iv) transfers or dispositions of the undersigned's Ordinary Shares to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned, (v) transfers or dispositions of the undersigned's Ordinary Shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, (vi) distributions of the undersigned's Ordinary Shares to partners, members, trust beneficiaries or stockholders of the undersigned, and (vii) transfers to the undersigned's affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided that in the case of any transfer or distribution pursuant to clauses (i), (ii), (iii), (iv), (v), (vi) or (vii), each transferee, donee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this letter agreement (this “Agreement”), (b) the acquisition or exercise of any stock option issued pursuant to the Company's existing equity incentive plan, including any exercise effected by the delivery of Ordinary Shares of the Company held by the undersigned, provided that the underlying Ordinary Shares shall continue to be subject to the restrictions on transfer set forth in this Agreement, or (c) the purchase of the Company's securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

B-1

Furthermore, notwithstanding the restrictions imposed by this Agreement, the undersigned may, without the prior written consent of the Representative (i) establish a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the transfer of Ordinary Shares, provided that such plan does not provide for any transfers of Ordinary Shares during the Lock-Up Period, (ii) transfer to the Company Ordinary Shares (A) pursuant to any contractual arrangement that provides the Company with an option to repurchase such Ordinary Shares in connection with the termination of the undersigned's employment or other service relationship with the Company or (B) upon a vesting event of any equity award granted under any stock incentive plan or stock purchase plan of the Company, provided that any filing under Section 16 of the Exchange Act with regard to (A) or (B) shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above, and (iii) transfer or dispose of Ordinary Shares by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order, provided that the recipient of such Ordinary Shares shall execute and deliver to the Representative a lock-up letter in the form of this Agreement.

Further, this Agreement shall not restrict any sale, disposal or transfer of the undersigned's Ordinary Shares to a bona fide third party pursuant to a tender offer for securities of the Company or any merger, consolidation or other business combination involving a Change of Control of the Company occurring after the settlement of the Offering, that, in each case, has been approved by the board of directors of the Company; provided that all of the undersigned's Ordinary Shares subject to this Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the undersigned's Ordinary Shares subject to this Agreement shall remain subject to the restrictions herein. For the purposes of this paragraph, “Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 75% of the total voting power of the voting share capital of the Company.

B-2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar or depositary against the transfer of the undersigned's Ordinary Shares except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, the Representative will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that if the Underwriting Agreement does not become effective by February 28, 2022, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, the undersigned shall be released from all obligations under this Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned irrevocably (i) submits to the jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan and the United States District Court for the Southern District of New York, for the purpose of any suit, action, or other proceeding arising out of this Agreement (each a “Proceeding”), (ii) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) agrees not to commence any Proceeding other than in such courts, and (v) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

Very truly yours,

Name:

B-3